UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 4, 2011 (January 4, 2011)

Protalix BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-33357	65-0643773
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2 Snunit Street	20100
Science Park, POB 455	(Zip Code)
Carmiel, Israel
(Address of principal executive offices)
Registrant’s telephone number, including area code +972-4-988-9488
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
On January 4, 2011, Protalix BioTherapeutics, Inc. (the “Company”) issued a press release announcing that it has been invited to deliver an oral presentation on PRX-105, the Company’s plant cell expressed pegylated recombinant human acetylcholinesterase in development for use in several therapeutic and prophylactic indications, as well as in a biodefense program and an organophosphate-based pesticide treatment program, at the Biomedical Advanced Research and Development Authority (BARDA) Industry Day. BARDA resides within the Office of the Assistant Secretary for Preparedness and Response in the U.S. Department of Health and Human Services (HHS). The BARDA Industry Day is being held in conjunction with the HHS 5th Annual Public Health Emergency Medical Countermeasures Enterprise (PHEMCE) Stakeholders Workshop being held on January 10 through 12, 2011, in Washington, D.C.
The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
99.1 Press release dated January 4, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.
Date: January 4, 2011	By:	/s/ David Aviezer
		Name:	David Aviezer, Ph.D.
		Title:	President and Chief Executive Officer

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